                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                        2525 WEST END AVENUE, SUITE 1200
                           NASHVILLE, TENNESSEE 37203
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (615) 341-3926
            (Name, address and telephone number of Agent for Service)

                                FEDEX CORPORATION
               (Exact Name of Obligor as Specified in its Charter)

                                    Delaware
         (State or other jurisdiction of Incorporation or Organization)

                                   62-1721435
                      (I.R.S. Employer Identification No.)

                  942 SOUTH SHADY GROVE ROAD, MEMPHIS TENNESSEE
                    (Address of Principal Executive Offices)

                                      38120
                                   (Zip Code)

                               ADDITIONAL OBLIGORS

                                             State or jurisdiction of        I.R.S. Employer
  Exact Name of Registrant Guarantor       incorporation or organization      Identification         Address of Registrant
  ----------------------------------       -----------------------------      --------------         ---------------------
Federal Express Corporation              Delaware                          71-0427007           3610 Hacks Cross Road
                                                                                                Memphis, TN  38125

Federal Express Aviation Services,       Delaware                          58-1689318           3610 Hacks Cross Road
Incorporated                                                                                    Memphis, TN  38125

Federal Express Canada Ltd.              Canada                            N/A                  5985 Explorer Drive
                                                                                                Mississauga, Ontario  L4W 5K6

Federal Express Europe, Inc.             Delaware                          62-1441419           3610 Hacks Cross Road
                                                                                                Memphis, TN  38125

Federal Express Europe, Inc. & Co.       Belgium                           N/A                  Airport Building 119
V.O.F./S.N.C.                                                                                   1820 Melsbroek, Belgium

Federal Express Holdings (Mexico) y      Mexico                            N/A                  Calle Insurgentes
Compania S.N.C. de C.V.                                                                         Sur 899
                                                                                                Napoles 03810
                                                                                                Mexico D. F., Mexico

Federal Express Holdings S.A.            Delaware                          62-1361344           3610 Hacks Cross Road
                                                                                                Memphis, TN  38125

Federal Express International            France                            N/A                  125/135 Av. Louis Roche 92230
(France) SNC                                                                                    Gennevilliers, France

Federal Express International, Inc.      Delaware                          58-1689315           3610 Hacks Cross Road
                                                                                                Memphis, TN  38125

Federal Express Pacific, Inc.            Delaware                          62-1441421           3610 Hacks Cross Road
                                                                                                Memphis, TN  38125

Federal Express Virgin Islands, Inc.     U.S. Virgin Islands               66-0439753           Havensite Mall
                                                                                                Charlotte Amalie
                                                                                                St. Thomas, U.S. Virgin Islands

FedEx Corporate Services, Inc.           Delaware                          62-1808017           942 S. Shady Grove Road
                                                                                                Memphis, TN  38120

FedEx Custom Critical, Inc.              Ohio                              34-1175962           1475 Boettler Road
                                                                                                Uniontown, OH  44685

FedEx Freight Corporation                Delaware                          62-1835899           1715 Aaron Brenner Drive
                                                                                                Suite 600
                                                                                                Memphis, TN  38120

Caribbean Transportation Services, Inc.  Delaware                          62-1789751           7304 West Market Street
                                                                                                Greensboro, NC  27409

                                             State or jurisdiction of        I.R.S. Employer
  Exact Name of Registrant Guarantor       incorporation or organization      Identification         Address of Registrant
  ----------------------------------       -----------------------------      --------------         ---------------------
FedEx Freight East, Inc.                 Arkansas                          71-0562003           2200 Forward Drive
                                                                                                Harrison, AR  72601

FedEx Freight System, Inc.               Delaware                          94-3416699           2200 Forward Drive
                                                                                                Harrison, AR  72601

FedEx Freight West, Inc.                 California                        94-1620812           6411 Guadalupe Mines Road
                                                                                                San Jose, CA  95120

FedEx Ground Package System, Inc.        Delaware                          34-1441019           1000 FedEx Drive
                                                                                                Moon Township, PA  15108

FedEx Ground Package System, Ltd.        Wyoming                           34-1791318           3930 Nashua Drive
                                                                                                Suite 201
                                                                                                Mississauga, Ontario L4V 1M5

FedEx Supply Chain Services, Inc.        Ohio                              34-1614601           5455 Darrow Road
                                                                                                Hudson, OH  44236

FedEx Trade Networks, Inc.               Delaware                          62-1808886           6075 Poplar Avenue
                                                                                                Suite 401
                                                                                                Memphis, TN  38119

FedEx Trade Networks Trade               Delaware                          62-1858411           6075 Poplar Avenue
Services, Inc.                                                                                  Suite 401
                                                                                                Memphis, TN  38119

FedEx Trade Networks Transport &         Canada                            N/A                  7075 Ordan Drive
Brokerage (Canada), Inc.                                                                        Mississauga, Ontario L5T 1K6

FedEx Trade Networks Transport &         New York                          16-0807223           128 Dearborn Street
Brokerage, Inc.                                                                                 Buffalo, NY  14207

World Tariff, Limited                    California                        94-3117785           220 Montgomery Street
                                                                                                Suite 448
                                                                                                San Francisco, CA  94104

FedEx Kinko's Office and                 Delaware                          77-0433330           Three Galleria Tower
Print Services, Inc.                                                                            13155 Noel Road
                                                                                                Suite 1600
                                                                                                Dallas, TX  75240

Kinko's Enterprises, L.P.                Delaware                          77-0561092           Three Galleria Tower
                                                                                                13155 Noel Road
                                                                                                Suite 1600
                                                                                                Dallas, TX  75240

Kinko's International, Inc.              Delaware                          77-0366419           Three Galleria Tower
                                                                                                13155 Noel Road
                                                                                                Suite 1600
                                                                                                Dallas, TX  75240

                                             State or jurisdiction of        I.R.S. Employer
  Exact Name of Registrant Guarantor       incorporation or organization      Identification         Address of Registrant
  ----------------------------------       -----------------------------     ---------------         ---------------------
Kinko's Partners, L.L.C.                 Delaware                          80-0010359           1000 Town Center Drive
                                                                                                Oxnard, CA  93036

Kinko's Ventures, Inc.                   Delaware                          77-0443980           Three Galleria Tower
                                                                                                13155 Noel Road
                                                                                                Suite 1600
                                                                                                Dallas, TX  75240

                          Floating Rate Notes Due 2005
                              2.65% Notes due 2007
                              3.50% Notes due 2009
                         (Title of Indenture Securities)

1.    GENERAL INFORMATION.

FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

              Comptroller of the Currency
              United States Department of the Treasury
              Washington, D.C.  20219

              Federal Reserve Bank
              Richmond, Virginia 23219

              Federal Deposit Insurance Corporation
              Washington, D.C.  20429

      b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              Yes.

2.    AFFILIATIONS WITH OBLIGOR.

IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

              None.

3.    VOTING SECURITIES OF THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE
TRUSTEE:

              Not applicable - see answer to Item 13.

4.    TRUSTEESHIPS UNDER OTHER INDENTURES.

IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

              Not applicable - see answer to Item 13.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

              Not applicable - see answer to Item 13.

6.    VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

              Not applicable - see answer to Item 13.

7.    VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

              Not applicable - see answer to Item 13.

8.    SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

              Not applicable - see answer to Item 13.

9.    SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

              Not applicable - see answer to Item 13.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE
(1) OWNS 10 PERCENT OR MORE OF THE VOTING STOCK OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:

              Not applicable - see answer to Item 13.

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

              Not applicable - see answer to Item 13.

12.   INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

              Not applicable - see answer to Item 13.

13.   DEFAULTS BY THE OBLIGOR.

      a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF
              ANY SUCH DEFAULT.

              None.

      b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

              None

14.   AFFILIATIONS WITH THE UNDERWRITERS.

IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

              Not applicable - see answer to Item 13.

15.   FOREIGN TRUSTEE.

IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

              Not applicable - trustee is a national banking association organized under the laws of the United States.

16.   LIST OF EXHIBITS.

LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

/ /  1.  Copy of Articles of Association of the trustee as now in effect.*
/ / 2. Copy of the Certificate of the Comptroller of the Currency dated March 27, 2002, evidencing the authority of the trustee to transact business.* / / 3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated March 27, 2002.*
/ /  4.  Copy of existing by-laws of the trustee.**
/ / 5. Copy of each indenture referred to in Item 4, if the obligor is in default.
              Not Applicable.
/X/  6.  Consent of the trustee required by Section 321(b) of the Act.
/X/ 7. Copy of report of condition of the trustee at the close of business on March 31, 2004, published pursuant to the requirements of its supervising authority.
/ / 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
              Not Applicable

/ / 9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.
              Not Applicable

----------

   *Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 (in connection with Registration Statement File No. 333-86036) and is incorporated by reference herein.

   **Previously filed with the Securities and Exchange Commission on May 13, 2003 as an Exhibit to Form T-1 (in connection with Registration Statement File No. 333-105207) and is incorporated by reference herein.


                                      NOTE
     The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and the State of Tennessee, on the 23rd day of June, 2004.


                                         WACHOVIA BANK, NATIONAL ASSOCIATION


                                         By:          /s/ Greta Wright
                                            ------------------------------------
                                                      Greta Wright
                                                      Vice President

EXHIBIT T-6

                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of FedEx Corporation Floating Rate Notes due 2005, 2.65% Notes, due 2007 and 3.50% Notes due 2009, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         WACHOVIA BANK, NATIONAL ASSOCIATION


                                         By:          /s/ Greta Wright
                                            -----------------------------------
                                                      Greta Wright
                                                      Vice President

Nashville, Tennessee

June 23, 2004

EXHIBIT T-7

                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of Wachovia Bank, N.A., at the close of business on March 31, 2004, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

STATEMENT OF RESOURCES AND LIABILITIES

                                     ASSETS
                               THOUSAND OF DOLLARS

1.   Cash and balance due from depository institutions (from Schedule RC-A):
     a.  Noninterest-bearing balances and currency and coin (1)................................................10,978,000
     b.  Interest-bearing balances (2)..........................................................................4,227,000
2.   Securities...................................................................................................../////
     a.  Held-to-maturity securities (from Schedule RC-B, column A).....................................................0
     b.  Available-for-sale securities (from schedule RC-B, column D).................... ................... 101,297,000
3.   Federal funds sold and securities purchased under agreements to resell........................................./////
     a.  Federal funds sold in domestic offices...................................................................945,000
     b.  Securities purchased under agreements to resell (3)....................................................4,378,000
4.   Loans and lease financing receivables (from Schedule RC-C):..................................................../////
     a.  Loan and leases held for sale.........................................................................14,853,000
     b.  Loan and leases, net of unearned income...........................................164,288,000
     c.  LESS: Allowance for loan and lease losses...........................................2,419,000
     d.  Loans and leases, net of unearned income and allowance (item.4.b minus 4.c)..........................161,869,000
5.   Trading assets (from Schedule RC-D).......................................................................27,082,000
6.   Premises and fixed assets (including capitalized leases)...................................................3,720,000
7.   Other real estate owned (from Schedule RC-M).................................................................140,000
8.   Investment in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...............................................................................903,000
9.   Customer's liability to this bank on acceptances outstanding.................................................605,000
10.  Intangible assets............................................................................................../////
     a.  Goodwill...............................................................................................9,592,000
     b.  Other intangible assets (from Schedule RC-M)...........................................................1,467,000
11.  Other assets (from Schedule RC-F).........................................................................22,418,000
12.  Total assets (sum of items 1 through 11).................................................................364,474,000

----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.


                                   LIABILITIES

13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1)....................224,687,000
            (1)     Noninterest-bearing (1)...................................................14,696,000
            (2)     Interest-bearing.........................................................209,941,000
     b.     In foreign offices, Edge and Agreement subsidiaries, and IBFs
            (from Schedule RC-E, part II)......................................................................14,162,000
            (1)     Noninterest-bearing..........................................................280,000
            (2)     Interest-bearing..........................................................13,882,000
14.  Federal funds purchased and securities sold under agreements to repurchase...................................../////
     a.     Federal Funds purchased in domestic offices(2)......................................................2,594,000
     b.     Securities sold under agreements to repurchase (3).................................................22,207,000
15.  Trading liabilities(from Schedule RC-D)...................................................................16,996,000
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)...................................................................29,231,000
17.  Not applicable................................................................................................./////
18.  Bank's liability on acceptances executed and outstanding.....................................................613,000
19.  Subordinated notes and debentures (4)......................................................................9,352,000
20.  Other liabilities (from Schedule RC-6)....................................................................11,255,000
21.  TOTAL LIABILITIES. (items 13 through 20).................................................................331,097,000
22.  Minority Interest in consolidated subsidiaries.............................................................1,499,000

                                 EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus......................................................................0
24.  Common Stock.................................................................................................455,000
25.  Surplus (excludes all surplus related to preferred stock).................................................24,216,000
     a.     Retained Earnings...................................................................................5,533,000
     b.     Accumulated other comprehensive income (5)..........................................................1,674,000
26.  Other equity capital components (6)................................................................................0
27.  Total equity capital (sum of item 23 through 27)..........................................................31,878,000
28.  Total liabilities, minority interest and equity capital (sum of items 21,22, and 28).....................364,474,000

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.